EXHIBIT 2.1
AMENDMENT NO. 3 TO AGREEMENT AND PLAN OF MERGER
This AMENDMENT, dated as of June 22, 2018 (this “Amendment”), to the AGREEMENT AND PLAN OF MERGER is by and among DAVITA INC., a Delaware corporation (“Parent”), HEALTHCARE PARTNERS HOLDINGS, LLC, a California limited liability company (the “Company”), and ROBERT D. MOSHER, as the member representative (the “Member Representative”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in that certain Agreement and Plan of Merger, dated as of May 20, 2012, as amended by that certain Amendment to Agreement and Plan of Merger, dated as of July 6, 2012, and Amendment No. 2 to Agreement and Plan of Merger, dated as of August 30, 2013 (the “Merger Agreement”), by and among Parent, Seismic Acquisition LLC (“Merger Sub”), the Company, and the Member Representative, relating to the merger of Merger Sub with and into the Company, with the Company continuing as the surviving entity and as a wholly owned subsidiary of Parent.
RECITALS
WHEREAS, pursuant to the Merger Agreement, Parent and the Member Representative entered into the Escrow Agreement, dated as of November 1, 2012, among Parent, the Member Representative and Union Bank, N.A., as escrow agent (the “Escrow Agent”);
WHEREAS, pursuant to the Merger Agreement and the Escrow Agreement, at the Closing, Parent deposited with the Escrow Agent a portion of the Closing Merger Consideration (as defined in the Merger Agreement) equal to the Escrow Amount (as defined in the Merger Agreement), consisting of $436,240,803 in cash and 1,097,231 shares of Parent Common Stock (as defined in the Merger Agreement);
WHEREAS, as of the date hereof, there are presently 2,194,462 shares of Parent Common Stock in the Escrow Account (the “Escrow Shares”) following a 2-for-1 stock split effective September 9, 2013;
WHEREAS, there has been significant change in the value of the Escrow Shares since the Closing Date, and Parent and the Member Representative acknowledge there is uncertainty whether the value of the Escrow Shares will increase or decrease in value following the date hereof;
WHEREAS, Parent has determined that it is in the best interest of Parent and its stockholders to fix the value of the Escrow Shares at or near the current value;
WHEREAS, the Member Representative has determined that it is in the best interest of the Members to fix the value of the Escrow Shares at or near the current value;
WHEREAS, in light of the foregoing, simultaneous with the execution and delivery of this Amendment, Parent and the Member Representative are entering into the Share Purchase

Agreement (as hereinafter defined), pursuant to which Parent shall purchase the Escrow Shares from the Escrow Account and the net proceeds of such purchase shall be retained in the Escrow Account in lieu of the Escrow Shares;
WHEREAS, pursuant to the Merger Agreement, the Member Representative was designated to act on behalf of the Members for purposes of the Escrow Agreement and for certain purposes set forth in the Merger Agreement; and
WHEREAS, pursuant to Section 10.07 of the Merger Agreement, the Merger Agreement may be amended or modified by an instrument in writing signed by, or on behalf of, DaVita, the Company, and the Member Representative.
NOW, THEREFORE, for and in consideration of the promises, covenants, and agreements contained herein and for good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
AGREEMENTS

1.	Amendments. The Merger Agreement is hereby amended, effective as of the Closing (as defined in the Share Purchase Agreement), as follows:
(a)Section 1.01 of the Merger Agreement is amended by adding the following definitions:
“Escrow Cash Proceeds” means Escrowed Merger Consideration deposited in the Escrow Account in the form of cash at the Closing, and any earnings thereon.
“Escrow Cash Proportion” means the ratio of the amount of Escrow Cash Proceeds to the total amount in the Escrow Account immediately following the closing of the transactions contemplated by the Share Purchase Agreement.
“Escrow Shares” means those 2,194,462 shares of Parent Common Stock in the Escrow Account as of the date of this Amendment.
“Escrow Shares Proceeds” means the net proceeds of the purchase of Escrow Shares by Parent pursuant to the Share Purchase Agreement, and any earnings thereon.
“Escrow Shares Proportion” means the ratio of the amount of Escrow Shares Proceeds to the total amount in the Escrow Account immediately following the closing of the transactions contemplated by the Share Purchase Agreement.
“Share Purchase Agreement” means that certain Share Purchase Agreement, dated as of June 22, 2018, by and between Parent and the Member Representative.
(b)Section 1.01 of the Merger Agreement is amended by deleting the definition of “Escrow Proportion” in its entirety.

(c)Section 1.01 of the Merger Agreement is amended by amending and restating in their entirety the definitions of “First Tranche Healthcare Escrowed Merger Consideration”, “First Tranche Tax Escrowed Merger Consideration”, “Second Tranche Healthcare Escrowed Merger Consideration” and “Second Tranche Tax Escrowed Merger Consideration” to read in their entirety as follows:
“First Tranche Healthcare Escrowed Merger Consideration” means the lesser of (i) $300,000,000 in Escrowed Merger Consideration, and (ii) if the remaining amount of Escrowed Merger Consideration in the Escrow Account as of the Survival End Date, not including any amounts retained in the Escrow Account after the First Escrow Distribution Date on account of pending claims for indemnification, is less than $350,000,000, then 85.71% of the remaining amount of Escrowed Merger Consideration in the Escrow Account as of the Survival End Date, not including any amounts retained in the Escrow Account after the First Escrow Distribution Date on account of pending claims for indemnification.
“First Tranche Tax Escrowed Merger Consideration” means the lesser of (i) $50,000,000 in Escrowed Merger Consideration, and (ii) if the remaining amount of Escrowed Merger Consideration in the Escrow Account as of the Survival End Date, not including any amounts retained in the Escrow Account after the First Escrow Distribution Date on account of pending claims for indemnification, is less than $350,000,000, then 14.29% of the remaining amount of Escrowed Merger Consideration in the Escrow Account as of the Survival End Date, not including any amounts retained in the Escrow Account after the First Escrow Distribution Date on account of pending claims for indemnification.
“Second Tranche Healthcare Escrowed Merger Consideration” means the lesser of (i) $150,000,000 in Escrowed Merger Consideration, not including any amounts retained in the Escrow Account or the Tax Indemnity Account or retained in the Healthcare Indemnity Account as of the Second Escrow Distribution Date on account of pending claims for indemnification, and (ii) the remaining amount of Escrowed Merger Consideration, not including any amounts retained in the Escrow Account or the Tax Indemnity Account or retained in the Healthcare Indemnity Account as of the Second Escrow Distribution Date on account of pending claims for indemnification, in the Healthcare Indemnity Account as of the first (1st) anniversary of the Survival End Date.
“Second Tranche Tax Escrowed Merger Consideration” means the lesser of (i) $25,000,000 in Escrowed Merger Consideration, not including any amounts retained in the Escrow Account or the Healthcare Indemnity Account or retained in the Tax Indemnity Account as of the Third Escrow Distribution Date on account of pending claims for indemnification, and (ii) the remaining amount of Escrowed Merger Consideration, not including any amounts retained in the Escrow Account or the Healthcare Indemnity Account or retained in the Tax Indemnity Account as of the

Third Escrow Distribution Date on account of pending claims for indemnification, in the Tax Indemnity Account as of October 15, 2016.
(d)The first sentence of Section 3.02(a) of the Merger Agreement is amended and restated in its entirety to read as follows: “A portion of the Closing Merger Consideration equal to the Escrow Amount shall constitute escrowed merger consideration (collectively with any earnings thereon and the Escrow Shares Proceeds and earnings thereon, the “Escrowed Merger Consideration”).”
(e)The third sentence of Section 3.02(a) of the Merger Agreement is deleted in its entirety.
(f)The last sentence of Section 3.02(a) of the Merger Agreement is amended and restated in its entirety to read as follows: “If any payment is required to be made to Parent pursuant to this Section 3.02, Parent and the Member Representative shall promptly provide written instructions to the Escrow Agent, pursuant to the terms of the Escrow Agreement, to deliver to Parent out of the Escrow Fund an amount of cash equal in value to such required payment.”
(g)The fourth sentence of Section 3.02(b) of the Merger Agreement is amended and restated in its entirety to read as follows:
“In addition, no later than the second (2nd) Business Day following the Survival End Date, Parent and the Member Representative shall provide written instructions to the Escrow Agent, pursuant to the terms of the Escrow Agreement, to deliver to the Members and to the Company for proper payment to the holders of the Company Options as of the Closing, no later than the fifth (5th) Business Day following the First Escrow Distribution Date, any Escrowed Merger Consideration remaining in the Escrow Account other than the First Tranche Healthcare Escrowed Merger Consideration deposited in the Healthcare Indemnity Account and the First Tranche Tax Escrowed Merger Consideration deposited in the Tax Indemnity Account (the “First Distribution Escrowed Merger Consideration”) as follows: (i) the amount of the First Distribution Escrowed Merger Consideration multiplied by the Escrow Shares Proportion, to the Members who held Stock Equivalency Units as of the Closing pro rata based on the Stock Equivalency Units held by such Members as of the Closing, and (ii) the amount of the First Distribution Escrowed Merger Consideration multiplied by the Escrow Cash Proportion, to the Members who held Cash Equivalency Units as of the Closing and the holders of Company Options pro rata based on the Cash Equivalency Units held by such Members and holders of Company Options as of the Closing, it being understood that any such payments made to the holders of Company Options shall be subject to Section 3.01(b)(ii)(G); provided that, if on the First Escrow Distribution Date any claim for indemnification by any Parent Indemnified Party under Section 8.02 is outstanding, then such amount remaining in the Escrow Account that may be reasonably necessary to satisfy such claim (or, if such amount is greater than the amount remaining in the Escrow Account, then the amount remaining in the Escrow Account) shall not be distributed pursuant to this

Section 3.02 for so long as such claim is outstanding and, following resolution of such claim, any amount remaining in the Escrow Account that was held back shall be distributed in accordance with clauses (i) and (ii) above.”
(h)Section 3.02(c) of the Merger Agreement shall be amended and restated in its entirety to read as follows:
“No later than the second (2nd) Business Day following the first (1st) anniversary of the Survival End Date (such first anniversary, the “Second Escrow Distribution Date”), Parent and the Member Representative shall provide written instructions to the Escrow Agent, pursuant to the terms of the Escrow Agreement, to deliver to the Members and to the Company for proper payment to the holders of the Company Options as of the Closing, no later than the fifth (5th) Business Day following the Second Escrow Distribution Date, any Escrowed Merger Consideration in the Healthcare Indemnity Account in excess of the Second Tranche Healthcare Escrowed Merger Consideration (the “Second Distribution Escrowed Merger Consideration”) as follows: (i) the amount of Second Distribution Escrowed Merger Consideration multiplied by the Escrow Shares Proportion, to the Members who held Stock Equivalency Units as of the Closing pro rata based on the Stock Equivalency Units held by such Members as of the Closing, and (ii) the amount of Second Distribution Escrowed Merger Consideration multiplied by the Escrow Cash Proportion, to the Members who held Cash Equivalency Units as of the Closing and the holders of Company Options pro rata based on the Cash Equivalency Units held by such Members and holders of Company Options as of the Closing, it being understood that any such payments made to the holders of Company Options shall be subject to Section 3.01(b)(ii)(G); provided that, if on the Second Escrow Distribution Date any claim for indemnification of the type described in Section 8.04(a)(v) is outstanding, then such amount remaining in the Healthcare Indemnity Account that may be reasonably necessary to satisfy such claim (or, if such amount is greater than the amount remaining in the Healthcare Indemnity Account, then the amount remaining in the Healthcare Indemnity Account) shall not be distributed pursuant to this Section 3.02 for so long as such claim is outstanding and, following resolution of such claim, any amount remaining in the Healthcare Indemnity Account that was held back shall be distributed in accordance with clauses (i) and (ii) above.”
(i)Section 3.02(d) of the Merger Agreement shall be amended and restated in its entirety to read as follows:
“No later than the second (2nd) Business Day following October 15, 2016 (October 15, 2016 being referred to herein as the “Third Escrow Distribution Date”), Parent and the Member Representative shall provide written instructions to the Escrow Agent, pursuant to the terms of the Escrow Agreement, to deliver to the Members and to the Company for proper payment to the holders of the Company Options as of the Closing, no later than the fifth (5th) Business Day following the Third Escrow Distribution Date, any Escrowed Merger Consideration in the Tax Indemnity Account

in excess of the Second Tranche Tax Escrowed Merger Consideration (the “Third Distribution Escrowed Merger Consideration”) as follows: (i) the amount of Third Distribution Escrowed Merger Consideration multiplied by the Escrow Shares Proportion, to the Members who held Stock Equivalency Units as of the Closing pro rata based on the Stock Equivalency Units held by such Members as of the Closing, and (ii) the amount of Third Distribution Escrowed Merger Consideration multiplied by the Escrow Cash Proportion, to the Members who held Cash Equivalency Units as of the Closing and the holders of Company Options pro rata based on the Cash Equivalency Units held by such Members and holders of Company Options as of the Closing, it being understood that any such payments made to the holders of Company Options shall be subject to Section 3.01(b)(ii)(G); provided that, if on the Third Escrow Distribution Date any claim for indemnification of the type described in Section 8.04(a)(vi) is outstanding, then such amount remaining in the Tax Indemnity Account that may be reasonably necessary to satisfy such claim (or, if such amount is greater than the amount remaining in the Tax Indemnity Account, then the amount remaining in the Tax Indemnity Account) shall not be distributed pursuant to this Section 3.02 for so long as such claim is outstanding and, following resolution of such claim, any amount remaining in the Tax Indemnity Escrow Account that was held back shall be distributed in accordance with clauses (i) and (ii) above.”
(j)Section 3.02(e) of the Merger Agreement shall be amended and restated in its entirety to read as follows:
“No later than the second (2nd) Business Day following the second (2nd) anniversary of the Survival End Date (such second anniversary, the “Fourth Escrow Distribution Date”), Parent and the Member Representative shall provide written instructions to the Escrow Agent, pursuant to the terms of the Escrow Agreement, to deliver to the Members and to the Company for proper payment to the holders of the Company Options as of the Closing, no later than the fifth (5th) Business Day following the Fourth Escrow Distribution Date, (i) the amount of remaining Escrowed Merger Consideration multiplied by the Escrow Shares Proportion, to the Members who held Stock Equivalency Units as of the Closing pro rata based on the Stock Equivalency Units held by such Members as of the Closing, and (ii) the amount of remaining Escrowed Merger Consideration multiplied by the Escrow Cash Proportion, to the Members who held Cash Equivalency Units as of the Closing and the holders of Company Options pro rata based on the Cash Equivalency Units held by such Members and holders of Company Options as of the Closing, it being understood that any such payments made to the holders of Company Options shall be subject to Section 3.01(b)(ii)(G); provided that, if on the Fourth Escrow Distribution Date any claim for indemnification of the type described in Section 8.04(a)(v) is outstanding, then such amount remaining in the Healthcare Indemnity Account that may be reasonably necessary to satisfy such claim (or, if such amount is greater than the amount remaining in the Healthcare Indemnity Account, then the amount remaining in the Healthcare Indemnity Account) shall not be distributed pursuant to this Section 3.02 for so long as such claim is outstanding and, following resolution of such claim, any amount remaining in the Healthcare Indemnity Account shall be distributed in accordance with clauses (i) and (ii) above.”
(k)Section 3.02(f) of the Merger Agreement is amended and restated in its entirety to read as follows:
“No later than the second (2nd) Business Day following October 15, 2017 (October 15, 2017 being referred to herein as the “Fifth Escrow Distribution Date”), Parent and the Member Representative shall provide written instructions to the Escrow Agent, pursuant to the terms of the Escrow Agreement, to deliver to the Members and to the Company for proper payment to the holders of the Company Options as of the Closing, no later than the fifth (5th) Business Day following the Fifth Escrow Distribution Date, (i) the amount of remaining Escrowed Merger Consideration multiplied by the Escrow Shares Proportion, to the Members who held Stock Equivalency Units as of the Closing pro rata based on the Stock Equivalency Units held by such Members as of the Closing, and (ii) the amount of remaining Escrowed Merger Consideration multiplied by the Escrow Cash Proportion, to the Members who held Cash Equivalency Units as of the Closing and the holders of Company Options pro rata based on the Cash Equivalency Units held by such Members and holders of Company Options as of the Closing, it being understood that any such payments made to the holders of Company Options shall be subject to Section 3.01(b)(ii)(G); provided that, if on the Fifth Escrow Distribution Date any claim for indemnification of the type described in Section 8.04(a)(vi) is outstanding, then such amount that may be reasonably necessary to satisfy such claim (or, if such amount is greater than the amount remaining in the Tax Indemnity Account, then the amount remaining in the Tax Indemnity Account) shall not be distributed pursuant to this Section 3.02 for so long as such claim is outstanding and, following resolution of such claim, any amount remaining in the Tax Indemnity Escrow Account shall be distributed in accordance with clauses (i) and (ii).”
(l)The second proviso in the first sentence of Section 3.04(a) of the Merger Agreement is deleted in its entirety.
(m)Clause (iii) of Section 8.04(a) of the Merger Agreement shall be amended and restated in its entirety by deleting the words “an amount equal to the value, if any, of Parent Common Stock and” and replacing them with “equal to”.
2.Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York. All Actions arising out of or relating to this Amendment shall be heard and determined exclusively in any federal court sitting in the Borough of Manhattan of the City of New York; provided, however, that, if such federal court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any New York state court sitting in the Borough of Manhattan of the City of New York. Consistent with the preceding sentence, the parties hereto hereby (a) submit to the exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan of the City of New York for the purpose of any Action arising out of or relating to this Amendment brought by any party hereto;

(b) consent to service of process in accordance with the procedure set forth in Section 10.02 of the Merger Agreement; and (c) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Amendment or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.
3.Severability. If any term or other provision of this Amendment is invalid, illegal, or incapable of being enforced under any Law or public policy, all other terms and provisions of this Amendment shall nevertheless remain in full force and effect, provided that the economic and legal substance of the actions set forth herein is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Amendment are consummated as originally contemplated to the greatest extent possible.
4.Counterparts. This Amendment may be executed and delivered (including by facsimile or other means of electronic transmission, such as by electronic mail in “.pdf” form) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.
5.No Other Amendment to the Merger Agreement. Except to the extent expressly amended by this Amendment, all terms of the Merger Agreement shall remain in full force and effect without further amendment, change, or modification.
6.Termination. This Amendment shall automatically terminate, without any action on the part of any party hereto, upon the termination of the Share Purchase Agreement.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the date first written above by its representative thereunto duly authorized.

PARENT:

DAVITA INC.

By:	/s/ Chet Mehta
Name: /s/ Chet Mehta
Title: Group Vice President, Finance

COMPANY:

HEALTHCARE PARTNERS HOLDINGS LLC

By:	/s/ Chet Mehta
Name: Chet Mehta
Title: Group Vice President, Finance

MEMBER REPRESENTATIVE:

By:	/s/ Robert D. Mosher
Name: Robert D. Mosher

ny-1331656